Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 18, 1997, with respect to the consolidated financial statements of Appliance Recycling Centers of America, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 1996 and to the reference to our Firm under the heading "Experts" in the related prospectus.



                                       McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
June 5, 1997